As filed with the Securities and Exchange Commission on July 30, 1996,
                                       Registration No. 333-________

                SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                             FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 NATURAL MICROSYSTEMS CORPORATION
          (Exact name of registrant as specified in its charter)


       Delaware                                 04-2814586
    (State or other                          (I.R.S. Employer
     jurisdiction of                        Identification No.)
     incorporation or
      organization)
                          8 Erie Drive
                 Natick, Massachusetts 01760-1339
                          (508) 650-1300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      1993 Stock Option Plan
                1993 Employee Stock Purchase Plan
               1995 Non-Statutory Stock Option Plan
                        (Full title of plans)
                           ___________

                       Robert P. Schechter
              President and Chief Executive Officer
                 Natural MicroSystems Corporation
                           8 Erie Drive
                Natick, Massachusetts  01760-1339
             (Name and address of agent for service)

                 CALCULATION OF REGISTRATION FEE

Title of                       Proposed         Proposed
securities                     maximum          maximum      Amount of
to be         Amount to be     offering price   offering     registration
registered    registered (1)   per share(2)     price (2)    fee

Common Stock,   790,000
$.01 par value  Shares         $27.75          $21,922,500   $7,559.49

(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 24, 1996.

                         EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended. The purpose of this Registration Statement is to register 790,000 shares of Common Stock, $.01 par value, of Natural MicroSystems Corporation (the "Company"); 200,000 of which shares have been reserved for issuance under the Company's 1995 Non-Statutory Stock Option Plan, 540,000 of which shares have been reserved for issuance under the Company's 1993 Stock Option Plan and 50,000 of which shares have been reserved for issuance under the Company's 1993 Employee Stock Purchase Plan. 190,000 shares issuable under the 1993 Stock Option Plan and 50,000 shares issuable under the Employee Stock Purchase Plan have previously been registered pursuant to Registration Statement No. 33-76324.













































                            PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents are hereby incorporated by reference in this Registration Statement:

          (a)  The  Company's  Form  10-K   for  the  year  ended
     December  31, 1995  filed with  the Securities  and Exchange
     Commission (the "Commission") under the  Securities Exchange
     Act of 1934, as amended (the "Exchange Act"); and

          (b)  The  Company's Form  10-Q  for  the quarter  ended
     March  31,  1996  filed  with the  Securities  and  Exchange
     Commission (the "Commission") under the Exchange Act; and

          (c) The description of the Company's Common Stock incorporated by reference in the Company's registration statement on Form 8-A (SEC File No. 0-23282) filed with the Commission on January 25, 1994 from the registration statement on Form S-1 (SEC File No. 33-72596) filed with the Commission on December 6, 1993.

In addition, all documents filed by the Company after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Choate, Hall & Stewart, (a partnership including professional corporations), 53 State Street, Exchange Place, Boston, Massachusetts 02109. Richard N. Hoehn, a partner of the firm, is Secretary of the Company.






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Item 6.   Indemnification of Officers and Directors

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article Tenth of the Company's Fourth Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth further provides that a director's personal liability shall be eliminated or limited in the future to the fullest extent permitted from time to time by the Delaware General Corporation Law.

     Article Eleventh of the Company's Fourth Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted from time to time under the Delaware General Corporation Law, indemnify each of its directors and officers against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services to the Company, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.


Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits

     5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

     10.1 The Company's 1993 Stock  Option Plan  (As  Amended and
          Restated Effective March 8, 1996).

     10.2 Registrant's  1993 Employee  Stock  Purchase  Plan  (As
          Amended and Restated Effective March 8, 1996).

     10.3 Registrant's 1995 Non-Statutory Stock Option Plan.
          (As Amended and Restated Effective March 8, 1996).

     23.1 Consent of KPMG Peat Marwick LLP.

     23.2 Consent of Choate, Hall & Stewart (included in
          Exhibit 5.1).

     25.1 Power of Attorney (included in page II-5).

Item 9.   Undertakings

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Natick, Commonwealth of Massachusetts on July 23, 1996.


                              Natural MicroSystems Corporation
                              (Issuer and Employer)

                              By: /s/ Robert P. Schechter
                                  Robert P. Schechter, President
                                  and Chief Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert P. Schechter, John F. Kennedy and Richard N. Hoehn, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Name                         Capacity                        Date


/s/ Robert P. Schechter      President, Chief Executive      7/23/96
Robert P. Schechter          Officer and Director
                             (Principal Executive Officer)

/s/ John F. Kennedy          Chief Financial Officer         7/23/96
John F. Kennedy              (Principal Financial Officer)


/s/ David C. Flynn           Controller                      7/23/96
David C. Flynn               (Principal Accounting Officer)

/s/ Charles T. Foskett       Director                        7/23/96
Charles T. Foskett

/s/ David F. Millet          Director                        7/23/96
David F. Millet

/s/ Ronald W. White          Director                        7/23/96
Ronald W. White

/s/ Zenas W. Hutcheson, III  Director                        7/23/96
Zenas W. Hutcheson, III

/s/ C. William McDaniel      Director                        7/23/96
C. William McDaniel

                        INDEX TO EXHIBITS

Exhibit Number

     5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

     10.1 The Company's 1993 Stock Option Plan (As Amended and Restated Effective March 8, 1996).

     10.2    Registrant's 1993 Employee Stock Purchase Plan (As
             Amended and Restated Effective March 8, 1996).

     10.3    Registrant's 1995 Non-Statutory Stock Option Plan
             (As Amended and Restated Effective March 8, 1996).

     23.1    Consent of KPMG Peat Marwick LLP.

     23.2    Consent of Choate, Hall & Stewart (included in
             Exhibit 5.1).

     25.1    Power of Attorney (included in page II-5).




























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